Exhibit 10.2

Execution Version

MUTUAL RELEASE OF ALL CLAIMS

This MUTUAL RELEASE OF ALL CLAIMS (“Mutual Release”) is entered into as of October 19, 2018 (“Effective Date”) by WPP LLC (“WPP”), and Hillsboro Energy LLC, Foresight Energy GP LLC; Foresight Energy LP; Foresight Energy LLC; Foresight Energy Services LLC, (together “Hillsboro”; with WPP and Hillsboro, as defined, jointly referred to herein as each a “Party” or, together, the “Parties”);

RECITALS

WHEREAS, WPP, as Plaintiff, brought multiple claims in various pleadings against Hillsboro in the civil action styled WPP LLC v. Hillsboro Energy LLC, et al, No. 15-L-18 in the Circuit Court of Montgomery County, Illinois (“Hillsboro Litigation”);

WHEREAS, Hillsboro brought its Counterclaim against WPP in the Hillsboro Litigation;

WHEREAS, WPP brought its Contingent Counterclaims against Hillsboro in the Hillsboro Litigation;

WHEREAS, on October 19, 2018, WPP and Hillsboro entered into a written Settlement Agreement (“Settlement Agreement”); and

WHEREAS, the Parties agreed in the Settlement Agreement to enter into this Mutual Release;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth in this Mutual Release and the Settlement Agreement, which are hereby incorporated by reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions:

In addition to the terms defined in the body of this Mutual Release, capitalized terms used herein will have the meanings given to them below:

“Affiliates” means with respect to an entity, any other entity controlling, controlled by or under common control with such entity.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Colt, LLC will be deemed an Affiliate of Hillsboro for the purposes of this Mutual Release.

“Claims” means any and all claims, demands, actions, causes of action, suits, arbitration proceedings, debts, contracts, costs, expenses, damages, judgments, execution or rights of any nature whatsoever, whether based in law or in equity, in tort, contract or quasi-contract, whether known or unknown, direct or indirect, contingent or non-contingent, asserted or unasserted, matured or not matured, arising prior to the Effective Date and includes but is not limited to claims for Tonnage Royalties as defined in the Hillsboro Lease, Quarterly Deficiency Payments as

defined in the Hillsboro Lease, interest, and any other amounts or obligations allegedly owed under the Hillsboro Lease. For the purposes of this Mutual Release, Claims also includes any and all requests for documents and rights asserted in that certain action before the Court of Common Pleas of Belmont County, Ohio, styled WPP LLC v. Hillsboro Energy LLC, et al, No.  17CV263, and on appeal to the Court of Appeals of Ohio, Seventh Appellate District, No. 17BE56.

“Hillsboro Lease” means that certain Coal Mining Lease and Sublease Agreement by and between WPP as Lessor and Hillsboro as Lessee, dated as of September 10, 2009, as amended.

“Person” means any individual or entity, including any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, or incorporated organization.

“Released Person” means, with respect to a Person, all of such Person’s Affiliates and all of such Person’s and such Person’s Affiliates’ respective managers, members, directors, officers, employees, owners, shareholders, unitholders, partners, representatives, attorneys, agents, successors and assigns.

“Releasing Person” means, with respect to a Person, all of such Person’s Affiliates and all of such Person’s and such Person’s Affiliates’ respective managers, members, directors, officers, employees, owners, shareholder, unitholders, partners, representatives, attorneys, agents, successors and assigns.

2.	Termination of Hillsboro Litigation.

The Parties shall cause their respective counsel to promptly file the duly executed Joint Dismissal with Prejudice dismissing the Hillsboro Litigation with prejudice.  The Parties acknowledge that each party shall bear its own costs and attorney’s fees.

3.	Release of Claims by WPP.

WPP for itself, its Affiliates, and for each of their respective successors, assigns and any and Releasing Persons, hereby forever releases, waives and discharges Hillsboro and its respective Released Persons of and for any and all Claims that have been or could have been asserted in, brought in connection with, or are in any way related to, the Hillsboro Litigation and/or the Hillsboro Lease.

4.	Release of Claims by Hillsboro.

Hillsboro for itself, its Affiliates, and for each of their respective successors, assigns and any Releasing Persons, hereby forever releases, waives and discharges WPP and its respective Released Persons of and for any and all Claims that have been, could have been, asserted in, brought in connection with, or are in any way related to, the Hillsboro Litigation and/or the Hillsboro Lease.

WPP LLC and Hillsboro Energy LLC – Mutual Release of All Claims

5.	Settlement Payment.

Simultaneously with the execution of this Mutual Release, Hillsboro shall pay WPP the sum of Twenty-Five Million U.S. Dollars ($25,000,000) (the “Settlement Payment”).

6.	No Admission of Liability.

The Parties deny that they engaged in any wrongdoing, breached any contract, or violated any applicable duty or rule (statutorily, common law, or otherwise) in connection with, arising out of or relating to the released Claims.  Nothing in this Mutual Release shall be construed as an admission by any of the Parties of any fault, wrongdoing or liability whatsoever.  Neither this Mutual Release, nor any of its terms, shall be offered by any of the Parties in evidence in any arbitral, civil, criminal, administrative, or other proceeding as a concession or admission of fault, wrongdoing or liability.  Nothing in this paragraph, however, shall prevent any Party from using or offering this Mutual Release in evidence in any proceeding to enforce and/or effectuate the terms of this Mutual Release.

7.	Acknowledgment of Adequate Consideration.

The Parties acknowledge, represent and warrant to each other that each of the Parties received or is to receive adequate consideration, directly or indirectly, in exchange for the consideration given in this Agreement.

8.	General Terms and Conditions:

a.Governing Law and Jurisdiction.  This Mutual Release and any dispute arising out of or relating to this Mutual Release shall in all respects be governed by and construed in accordance with the laws of the State of Illinois, without regard to any rules or principles governing conflicts of laws.

b.Interpretation.  The Parties acknowledge and agree that they have been given the opportunity to independently review this Mutual Release with legal counsel and that they have the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof.  In the event of an ambiguity in or dispute regarding the interpretation of this Mutual Release, the interpretation of this Mutual Release shall not be resolved by any rule of interpretation providing for interpretation against the Party who causes the uncertainty or against the draftsman, and each of the Parties expressly agrees that in the event of an ambiguity in or dispute regarding the interpretation of this Mutual Release, this Mutual Release

WPP LLC and Hillsboro Energy LLC – Mutual Release of All Claims

will be interpreted as if each Party participated equally in the drafting.  No Party may offer in evidence or otherwise use, for purposes of suggesting any interpretation of this Agreement, any prior draft of this Agreement.

c.Fees and Costs.  The Parties shall bear their own fees and costs associated with the Hillsboro Litigation.

d.Binding Effect.  This Mutual Release shall be binding upon, and inure to the benefit of, all Parties, their Affiliates, their successors and assigns.

e.Severability.  The provisions of this Mutual Release are severable.  Should any provision be found to be invalid, unlawful or unenforceable by a court of competent jurisdiction, the remaining terms and provisions of this Mutual Release shall remain in full force and effect.  If any provision of this Mutual Release is held to be invalid, unlawful or unenforceable by a court of competent jurisdiction, that provision shall be replaced by a valid and enforceable substitute provision that carries out, as closely as possible, the intentions of the Parties under this Mutual Release.

f.Entire Agreement.  This Mutual Release constitutes the complete and entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous discussions, negotiations, agreements, representations, and understandings of the Parties, whether oral or written, expressed or implied.  Each of the Parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, and not contained herein, concerning the subject matter hereof to induce the party to execute or authorize the execution of this Agreement, and acknowledges that the party has not executed or authorized the execution of this instrument in reliance upon any such promise, representation, or warranty not contained herein.

g.Amendment/Modification. This Mutual Release may be modified only by a writing which expressly refers to this Agreement and is signed by all Parties.

h.Counterparts; Facsimile. This Mutual Release may be executed in any number of counterparts and such counterparts may be delivered by facsimile, email or other electronic means.  Each such counterpart shall be deemed an original, and all of the counterparts together shall constitute one and the same instrument.

i.Headings; Recitals.   The headings used herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Mutual Release.

WPP LLC and Hillsboro Energy LLC – Mutual Release of All Claims

The Recitals set forth at the beginning of this Mutual Release shall be incorporated into and constitute a part of this Mutual Release.

j.Warranty of Authority.  Each person executing this Mutual Release represents and warrants that he or she has full authority to sign this Mutual Release on behalf of the Party for which he or she is acting and that the Parties will thereby be fully bound by the terms of this Mutual Release.  The Parties specifically represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or action which is the subject of this Mutual Release.

k.Representation by Counsel:  The Parties warrant that they were each represented by competent counsel with respect to this Mutual Release.  Each Party has been fully advised by counsel with respect to its rights and obligations and with respect to the execution of this Mutual Release.

l.Waiver of Breach.  The Parties may not waive or vary any right hereunder except by an express written waiver or variation.   Any failure to exercise or any delay in exercising any such rights, or any partial or defective exercise of any such rights, shall not operate as a waiver or variation of that or any other such right.  The waiver by one Party of any breach of this Mutual Release by another Party shall not be deemed a waiver of any other prior or subsequent breach of this Mutual Release.

[signatures appear on following pages]

WPP LLC and Hillsboro Energy LLC – Mutual Release of All Claims

IN WITNESS WHEREOF, the Parties have caused this Mutual Release to be executed by their duly authorized signatories as of the Effective Date set forth above.

WPP LLC

Signature: /s/ Greg Wooten

Name:Greg Wooten

Title:	Vice President & Chief Engineer

HILLSBORO ENERGY LLC

Signature: /s/ Robert D. Moore

Name:Robert D. Moore

Title:President and Chief Executive Officer

FORESIGHT ENERGY GP LLC

Signature: /s/ Robert D. Moore

Name:Robert D. Moore

Title:Chairman, President, and Chief Executive Officer

FORESIGHT ENERGY LP

Signature: /s/ Robert D. Moore

Name:Robert D. Moore

Title:President and Chief Executive Officer

FORESIGHT ENERGY LLC

Signature: /s/ Robert D. Moore

Name:Robert D. Moore

Title:President and Chief Executive Officer

FORESIGHT ENERGY SERVICES LLC

Signature: /s/ Robert D. Moore

Name:Robert D. Moore

Title:President and Chief Executive Officer

WPP LLC and Hillsboro Energy LLC – Mutual Release of All Claims